                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Doral Financial Corporation, which is incorporated by reference in Doral Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.


                                        /s/ PRICEWATERHOUSECOOPERS LLP

                                        PRICEWATERHOUSECOOPERS LLP

San Juan, Puerto Rico
May 19, 2004